ROPES
& GRAY   ROPES & GRAY LLP
         ON INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-700 F 617-951-7050
         BOSTON         NEW YORK        SAN FRANCISCO   WASHINGTON, DC



June 25, 2004


AXP Blue Chip Advantage Fund
AXP Market Advantage Series, Inc.
70100 AXP Financial Center
Minneapolis, MN  55474

AXP Large Cap Equity Fund
AXP Growth Series, Inc.
70100 AXP Financial Center
Minneapolis, MN  55474


Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated January 8, 2004, between AXP Market Advantage Series, Inc., a company organized under the laws of the State of Minnesota, (the "Target Corporation") on behalf of AXP Blue Chip Advantage Fund (the "Target Fund"), and AXP Growth Series, Inc., a company organized under the laws of the State of Minnesota (the "Acquiring Corporation") on behalf of AXP Large Cap Equity Fund (the "Acquiring Fund"). The Agreement describes a proposed transaction (the "Transaction") to occur as of the date of this letter, or such other date as may be decided by the parties (the "Closing Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Target Fund is a series of the Target Corporation, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

ROPES & GRAY LLP
AXP Blue Chip Advantage Fund
AXP Large Cap Equity Fund

Acquiring Fund is a series of the Acquiring Corporation, which is registered under the 1940 Act as an open-end management investment company. Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Target Fund Proxy Statement, the Registration Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

(i)      The Transaction will constitute a reorganization within the meaning of
         Section 368(a) of the Code, and Acquiring Fund and Target Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(ii) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

(iii) The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

(iv) The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

(v) No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation;

(vi) No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund shares for Acquiring Fund Shares;

(vii) The aggregate basis of Acquiring Fund Shares a Target Fund shareholder receives in connection with the Transaction will be the same as the aggregate basis of his or her Target Fund shares exchanged therefor;


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

ROPES & GRAY LLP
AXP Blue Chip Advantage Fund
AXP Large Cap Equity Fund



(viii) A Target Fund shareholder's holding period for his or her Acquiring Fund Shares will be determined by including the period for which he or she held the Target Fund shares exchanged therefor, provided that he or she held such Target Fund shares as capital assets; and

(ix) Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

Our opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.


                                                              Very truly yours,



                                                            /s/ Ropes & Gray LLP
                                                            --------------------
                                                                Ropes & Gray LLP

ROPES
& GRAY   ROPES & GRAY LLP
         ON INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-700 F 617-951-7050
         BOSTON         NEW YORK        SAN FRANCISCO   WASHINGTON, DC


June 25, 2004




AXP Research Opportunities Fund
AXP Growth Series, Inc.
70100 AXP Financial Center
Minneapolis, MN  55474

AXP Large Cap Equity Fund
AXP Growth Series, Inc.
70100 AXP Financial Center
Minneapolis, MN  55474


Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated January 8, 2004, to AXP Growth Series, Inc., a company organized under the laws of the State of Minnesota, (the "Corporation") on behalf of two of its series, AXP Research Opportunities Fund (the "Target Fund"), and AXP Large Cap Equity Fund (the "Acquiring Fund"). The Agreement describes a proposed transaction (the "Transaction") to occur as of the date of this letter, or such other date as may be decided by the parties (the "Closing Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Both Target Fund and Acquiring Fund are series of the Corporation, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Shares of both Target Fund and Acquiring Fund are redeemable at net asset value at each shareholder's option. Both Target Fund and Acquiring Fund have elected to be regulated investment companies for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

ROPES & GRAY LLP
AXP Research Opportunities Fund
AXP Large Cap Equity Fund

For purposes of this opinion, we have considered the Agreement, the Target Fund Proxy Statement, the Registration Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

(i)      The Transaction will constitute a reorganization within the meaning of
         Section 368(a) of the Code, and Acquiring Fund and Target Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(ii) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

(iii) The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

(iv) The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

(v) No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation;

(vi) No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund shares for Acquiring Fund Shares;

(vii) The aggregate basis of Acquiring Fund Shares a Target Fund shareholder receives in connection with the Transaction will be the same as the aggregate basis of his or her Target Fund shares exchanged therefor;

(viii) A Target Fund shareholder's holding period for his or her Acquiring Fund Shares will be determined by including the period for which he or she held the Target Fund shares exchanged therefor, provided that he or she held such Target Fund shares as capital assets; and

(ix) Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject

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

ROPES & GRAY LLP
AXP Research Opportunities Fund
AXP Large Cap Equity Fund


          to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

We note that prior to the Transaction, Target Fund will have received assets from a partnership in which it has invested substantially all of its assets, and through which it has historically conducted its business, in complete liquidation of its interests therein. That liquidation will result in Target Fund's tax basis in its interest in that partnership being substituted for the tax basis of the assets owned by the partnership at the time of the liquidation, allocated among those assets as provided in Section 732(c) of the Code. It is this basis that will "carry over" to Acquiring Fund as described in (viii) above.

Our opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.


                                                              Very truly yours,



                                                            /s/ Ropes & Gray LLP
                                                            --------------------
                                                                Ropes & Gray LLP

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